Exhibit 21.1

Subsidiaries of Revlon Consumer Products Corporation
As of December 31, 2019
Domestic

Almay, Inc.	Elizabeth Arden Travel Retail, Inc.	Revlon Government Sales, Inc.
Art & Science, Ltd.	Elizabeth Arden USC, LLC	Revlon International Corporation
Bari Cosmetics, Ltd.	Elizabeth Arden, Inc.	Revlon Professional Holding Company LLC
Beautyge II, LLC.	FD Management, Inc.	Revlon, Inc.
Beautyge Brands USA Inc.	North America Revsale Inc.	RIROS Corporation
Beautyge USA, Inc.	OPP Products, Inc.	RIROS Group Inc.
Charles Revson Inc.	PPI Two Corporation	RML, LLC
Creative Nail Design Inc.	RDEN Management, Inc.	Roux Laboratories, Inc.
Cutex, Inc.	Realistic Roux Professional Products Inc	Roux Properties Jacksonville, LLC
DF Enterprises, Inc.	Revlon (Puerto Rico) Inc.	SinfulColors, Inc.
Elizabeth Arden (Financing), Inc.	Revlon Canada Inc.
Elizabeth Arden International Holding, Inc.	Revlon Development Corp.
Elizabeth Arden Investments, LLC	Revlon Finance LLC
Elizabeth Arden NM, LLC

Foreign

American Crew Dominicana, S.R.L.	Elizabeth Arden (France) S.A.	Revlon (Israel) Limited
Armour Farmaceutica de Colombia, S.A.	Elizabeth Arden (Netherlands) Holdings B.V.	Revlon (Shanghai) Limited
Baninvest Beauty Limited	Elizabeth Arden (New Zealand) Limited	Revlon (Suisse) S.A.
Beautyge I	Elizabeth Arden (Norway) AS	Revlon Australia Pty Limited
Beautyge Andina SA	Elizabeth Arden (Shanghai) Cosmetics & Fragrances Trading Ltd.	Revlon B.V.
Beautyge Beauty Group, S.L	Elizabeth Arden (Singapore) Pte. Ltd.	Revlon Beauty Products, S.L.
Beautyge Brands France Holding, SAS	Elizabeth Arden (South Africa) (Proprietary) Ltd	Revlon China Holdings Limited
Beautyge Denmark A/S	Elizabeth Arden (Sweden) AB	Revlon Holdings B.V.
Beautyge Fragrances Holdings Ltd.	Elizabeth Arden (Switzerland) Holding S.a.r.L.	Revlon International Corporation - UK Branch
Beautyge France SAS	Elizabeth Arden (UK) Ltd.	Revlon K.K.
Beautyge Logistics Services, S.L.	Elizabeth Arden Cosmeticos Do Brazil Ltda	Revlon LTDA.
Beautyge Logistics Services, S.L. - French Branch	Elizabeth Arden España S.L.	Revlon Manufacturing Ltd.
Beautyge Netherlands B.V.	Elizabeth Arden GmbH	Revlon Manufacturing Ltd. - Singapore Branch
Beautyge Participations, S.L	Elizabeth Arden International S.A.R.L.	Revlon Manufacturing Ltd. - Taiwan Branch
Beautyge Portugal, Produtos Cosm. e Prof.	Elizabeth Arden Korea Yuhan Hoesa	Revlon Mauritius Ltd.
Beautyge Professional Limited (Ireland)	Elizabeth Arden Middle East FZCO	Revlon New Zealand Limited
Beautyge Sweden AB	Elizabeth Arden Sea (HK) Ltd.	Revlon Offshore Limited
Beautyge U.K. Limited	Elizabeth Arden Sea Pte. Ltd.	Revlon Overseas Corporation
Beautyge, S.L.	Elizabeth Arden Trading B.V.	Revlon Pension Trustee Company (U.K.) Limited
Beauytge France SAS - Swiss Branch	Elizabeth Arden Trading B.V. - Russia Representative Office	Revlon South Africa (Proprietary) Limited
Beauytge Germany GMBH	Elizabeth Arden Trading B.V. - Taiwan Branch	Revlon Trading (Shanghai) Co. Ltd
Beauytge Italy S.p.A.	Européenne de Produits de Beauté, S.A.S.	Revlon, S.A. de C.V.
Beauytge Mexico SA de CV	New Revlon Argentina S.A.	RML Holdings L.P.
Beauytge Rus, Closed Joint Stock Company	Productos Cosmeticos de Revlon S.A.	SAS and Company Limited
CBBeauty Ltd	Professional Beauty Services S.A.	SAS Licenses Limited
Comercializadora Brendola, S.R.L.	Professional Beauty Services S.A. - Belgium Branch	Shanghai Revstar Cosmetics Marketing Services Limited
Elizabeth Arden (Australia) Pty Ltd	Promethean Insurance Limited	YAE Artistic Packings Industry Ltd.
Elizabeth Arden (Canada) Limited	Revlon (Hong Kong) Limited	YAE Press 2000 (1987) Ltd.
Elizabeth Arden (Denmark) ApS